Exhibit 107

Calculation of Filing Fee Tables
S-3
RED ROBIN GOURMET BURGERS INC
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf		457(o)	(1)(2)	(2)	$ 75,000,000.00	0.0001476	$ 11,070.00
	Equity	Common Stock	457(o)	(1)(2)	(2)
	Equity	Preferred Stock	457(o)	(1)(2)	(2)
	Debt	Debt Securities	457(o)	(1)(2)	(2)
	Other	Warrants	457(o)	(1)(2)	(2)
	Other	Rights	457(o)	(1)(2)	(2)
	Other	Purchase Contracts	457(o)	(1)(2)	(2)
	Other	Units	457(o)	(1)(2)	(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 75,000,000.00		$ 11,070.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 4,543.00
		Net Fee Due:						$ 6,527.00

Offering Note

(1) Such indeterminate amount of securities registered hereunder, as may from time to time be issued by Red Robin Gourmet Burgers, Inc. (the "Registrant") at indeterminate prices, with an aggregate initial offering price not to exceed $75,000,000. The securities registered hereunder also include such indeterminate amount of debt securities and shares of common stock and shares of preferred stock as may be issued upon conversion or exchange for any other debt securities or preferred stock that provide for conversion or exchange into other securities being registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of share splits, share dividends or similar transactions.

(2) With regard to the securities included in the offering made by hereby, the proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or shares of preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Red Robin Gourmet Burgers, Inc.	S-3	333-238806 (1)	05/29/2020		$ 4,543.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	$ 35,000,000.00
Fee Offset Sources	Red Robin Gourmet Burgers, Inc.	S-3	333-238806 (1)		05/29/2020						$ 9,735.00

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

[1]	The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "SEC") on May 29, 2020 (File No. 333-238806) (the "Prior Registration Statement"), which was declared effective on June 10, 2020, which registered an aggregate of $75,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time. In connection with the Prior Registration Statement, the Registrant paid a filing fee of $9,735. A minimum of $35,000,000 of securities registered on the Prior Registration Statement remain unsold, leaving $4,543 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using all $4,543 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, only $6,527 in additional registration fees is due to be paid at this time. The Registrant has terminated or completed all offerings that included the unsold securities associated with the claimed offset under the Prior Registration Statement.